Exhibit Number 99

July 12, 2005


United States
Securities and Exchange Commission
Washington, D.C.  20549

We have read the item 4.01 in the Form 8-K explaining the termination of our auditor-client relationship as of May 31, 2005 with Pismo Coast Village, Inc. ("the Company"). We agree with the statements included in item 4.01 which include our decision to cease performing audits for SEC engagements, the absence of any disagreements with the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Nor were there any reportable events pursuant to Item 304(a)(iv) of Regulation S-B under the Securities Act of 1933.


Sincerely,

ALLEN E ESCHENBACH

Allen E Eschenbach, CPA
for
Glenn, Burdette, Phillips & Bryson
Certified Public Accountants
A Professional Corporation
San Luis Obispo, California


cc: Jay Jamison, Chief Operating Officer
    Glenn Hickman, Chairman Audit Committee


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